Exhibit 99.1

Helmerich & Payne, Inc. Barclays Capital CEO Energy-Power Conference September 6, 2012

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Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs, rig performance and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

A Quick Primer on Helmerich & Payne Primarily focused on the contract drilling business with approximately 10,000 employees Provides services for oil and gas companies on a dayrate basis Market share leader with the most modern and capable fleet in the U.S. land drilling business Three primary segments (and percentage of operating income year to date): U.S. Land (~94%) Offshore (~4%) International Land (~2%) Internally designs, builds and operates its own rigs (FlexRigs) Leads the industry’s replacement cycle with over 220 new AC drive FlexRigs deployed under long-term contracts since 2006 Strong balance sheet

Source: Thomson Financial Balance Sheet Strength As of June 30, 2012 Debt / Equity

Well Positioned in the U.S. Land Market While both oil and gas prices have recovered some lately, the $100 question focuses on what happens next, particularly in terms of the future price of oil. The volatility and uncertainty appear to be weighing on the minds of our customers, impacting their budgeting decisions and their spending in the field. While industry rig counts are declining and spot pricing is softening, our sense is that the duration and depth of this slowdown will be on the milder side. Nevertheless, we are well positioned for the uncertainty ahead: About two thirds of our active fleet are under long-term contracts We already have in place today an average of: 138 FlexRigs under term contracts during fiscal 2013 95 FlexRigs under term contracts during fiscal 2014 These rigs are expected to generate average daily rig margins that are higher than the average reported in the segment during the third quarter of fiscal 2012.

H&P Global Fleet Under Term Contract

Dry Gas (Long-term Contracts) 4% H&P’s Growing Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 9/4/12 Includes one rig with a contract expiring during the quarter ending 12/31/12. Approximately one-fourth of rigs in this category are primarily drilling for liquids-rich gas. Dry Gas (Spot Market) 1% (1) (2)

H&P U.S. Land Fleet by Power Type SCR Rigs 1% (236 Active Rigs in the U.S. By Power Type)

H&P’s Advanced Technology Footprint

Oil and Natural Gas Prices Source: Energy Information Administration Oil Prices Natural Gas Prices

U.S. Land Industry Rig Count

Our New Build Efforts We are not only the most active driller in the U.S. land market, but also continue to have a very significant lead in the growing segment of advanced technology AC drive rigs. We have continued to make new build deliveries on time and on budget, including six new FlexRigs since our last webcast. We have 19 rigs under construction with long-term contracts that are scheduled to continue to roll off at the rate of four per month through early calendar 2013. The commodity price volatility and uncertainty we are discussing today has further quieted conversations regarding new build orders; customers appear to have taken a wait and see approach. We do not believe that the replacement cycle is over, and our approach will be to make sure that our supply chain is ready to respond to incremental demand on a timely basis. Our integrated effort affords us an important flexibility that should serve us well.

An Undersupply of AC Drive Rigs (~1,750 Active Rigs in the U.S. By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 7% of the active rigs that were not readily identified.

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments. 304 49

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets and new build commitments are derived from Rig Data and corporate filings.

Growing Shareholder Value

Lower 48 U.S. Land Market Share Active Rig Market Share - Ten Years Ago Note: The above estimates are derived from Smith Bits As of August 30, 2002

Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates are derived from Smith Bits As of August 31, 2012

Most Profitable Driller in U.S. Land Business (2) PTEN’s operating income includes drilling operations in Canada. (1) NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment. (2) (1)

Five-Year Relative Shareholder Return Source: Thomson Financial as of September 4, 2012

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H&P Activity as of September 4, 2012 Rigs Working/Contracted 236 8 26 270 19 289 Rigs Available 285 9 29 323 19 342 % Contracted 83% 89% 90% 84% U.S. Land Offshore International Land Total FlexRig Construction Total Fleet Includes announced new build commitments. (1)

U.S. Land Market Conditions Increasing well complexity and greater focus on technology and safety continue to favor advanced technology AC drive rigs. About two thirds of our active rigs are under term contracts and 97% of our rigs in the spot market are advanced technology AC FlexRigs. Nonetheless, activity has continued to decline and the number of revenue days during the fourth fiscal quarter is now expected to be slightly down (by ~1%) as compared to the third fiscal quarter. Even with softening dayrates in the spot market, we expect average rig revenue per day to be roughly flat as we transition from the third to the fourth fiscal quarter (excluding early termination revenue of ~$7 million). Average rig expense per day is expected to be in the $13,500 to $13,800 range during the fourth fiscal quarter.

H&P’s U.S. Land Fleet Activity Active rigs on term (in blue) generated both revenue and revenue days. Includes completed new builds that were waiting on operators and which generated revenue but did not generate revenue days. (1) (2)

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and GW rigs.

The Replacement Cycle Continues AC drive rigs are best positioned to make the transition. Older, underperforming rigs are more likely to be sidelined. Since the 2008-2009 downturn, approximately 300 rigs have permanently stacked, and about 70% of these were mechanical rigs. Advanced technology AC drive rigs continue to displace mechanical and SCR rigs.

Week Ended October 4, 2008 By Power Type 2008 Peak Rig Count (~1,925) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 10% of the active rigs that were not readily identified.

Week Ended August 17, 2012 By Power Type Current Rig Count (~1,750) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 7% of the active rigs that were not readily identified.

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Unconventional Plays Shaping Landscape Well complexity is increasing: Technology solutions that provide safe, environmentally sound and efficient operations are required by contractors to be competitive Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs

(255 H&P Contracted Land Rigs as of 9/4/12*) Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for completion in fiscal 2012 and fiscal 2013.

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains An enhanced and significantly safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

H&P’s New Build Advantages We have been improving and honing the process for over 10 years, prompting our assertion that we build a better rig for less Safety is our first priority, followed by a relentless focus on strong execution and performance in the field Exceptional fleet uniformity Extensive collaboration with customers and suppliers A strong organizational orientation to consistent, repeatable, field execution

Performance is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR and UNT. (3) Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs. (4) Represents estimated average combined utilization for PTEN, NBR, and UNT in the Lower 48 land market. H&P’s Margin Premium H&P’s Utilization Premium (1) (2) (3) (4)

H&P Competitive Advantages Our people, processes and FlexRig technology create a very important competitive advantage for the Company. Our value proposition will continue to be directed toward delivering compelling performance for our customers and shareholders. The shift to drilling more complex unconventional resource plays that require the drilling of horizontal and directional wells only magnifies our competitive advantage. 37

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Additional References

H&P’s Offshore Operations Our offshore operations outlook for the fourth fiscal quarter remains unchanged. Seven of the Company’s nine offshore platform rigs remain active, and one of the two stacked rigs began mobilizing in August. In the fourth fiscal quarter, we expect revenue days to increase by ten to 15 percent as compared to the third fiscal quarter. Average rig margin per day is expected to increase by 15 to 20 percent during the fourth fiscal quarter of 2012 as compared to the third fiscal quarter.

H&P’s International Land Operations Our international land operations outlook for the fourth fiscal quarter remains unchanged. Of the 29 rigs assigned to international operations, 25 are currently active. Total revenue days during the fourth fiscal quarter are expected to increase five to ten percent from the third fiscal quarter of 2012. Average rig margin per day is still expected to decrease by ten to 15 percent during the fourth fiscal quarter of 2012 as compared to the third fiscal quarter.

Active Contracted Idle Total Long-term Contracts Argentina 5 1 3 9 5 Bahrain 4 4 4 Colombia 7 7 2 Ecuador 5 5 Tunisia 2 2 U.A.E. 2 2 2 Total 25 1 3 29 13 H&P’s International Land Operations Rig Fleet Status (as of September 4, 2012) One contracted rig is currently moving to location. (2) 13 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (2) (1) (1)

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities 31

Lean Manufacturing New Electrical Systems Test Assembly and Outfitting Unitizing Packages Fabricating New Structures Processing Raw Materials Building a New FlexRig Commissioning / Delivery

Driller on a Conventional Rig vs. FlexRig™

Roughnecks on a Conventional Rig vs. FlexRig™

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2012 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 13 9 Other days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 20 15 2. Drilling contractor dayrate $17,500 $23,000 $28,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $53,000 Total cost per well (daily services) $1,275,000 $960,000 $795,000 3. Total well savings with H&P – per well $480,000 $165,000 per year $11.7MM $4.0MM Increased wells per rig per year versus conventional average: 12 wells Increased wells per rig per year versus peer fit-for-purpose: 6 wells

FlexRig3 – Selected Performance Sample Note: Information from third party well database provider FlexRig3 Bakken Shale

FlexRig3 Eagle Ford Shale FlexRig3 – Selected Performance Sample Note: Information from third party well database provider

FlexRig3 Cana Woodford Shale FlexRig3 – Selected Performance Sample Note: Information from third party well database provider

FlexRig4 Permian Basin FlexRig4 – Selected Performance Sample Note: Information from third party well database provider

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (1994 – 2012) OSHA Recordable Injury Incidence Rates H&P Aug. 2012 = 0.89 IADC 2Q12 = 2.05

Note: Injury data taken from IADC ASP Program. Footage data taken from Land Rig Newsletter. 11.7 9.1 5.2 2.2 Recordable Injuries per 1-MM Feet Drilled in 2011 by the Largest U.S. Land Drilling Contractors

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

The Ongoing Gas to Oil Transition...

Economics Shift Activity Towards Oil Drilling

Increasing Focus on More Difficult Drilling

Oil Related Drilling Increasingly Complex

Increasing Focus on More Difficult Drilling

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